Exhibit 99.1

HP Inc. 1501 Page Mill Palo Alto, CA 94304 hp.com

News Release HP Announces Early Participation Results in Exchange Offer and Consent Solicitation for Plantronics Notes and Extends Deadline for Early Participation Premium

PALO ALTO, Calif., July 19, 2022 – HP Inc. (NYSE: HPQ) (“HP” or the “Company”) announced today that it has received the requisite consents to adopt certain proposed amendments (the “Amendments”) with respect to all outstanding notes (the “Poly Notes”) of Plantronics, Inc. (NYSE: POLY) (“Poly”). The results are based on early tenders in (i) the offer to exchange (the “Exchange Offer”) any and all outstanding Poly Notes for up to $500,000,000 aggregate principal amount of new notes to be issued by the Company (the “HP Notes”) and (ii) the related solicitation of consents (the “Consent Solicitation” and, together with the Exchange Offer, the “Exchange Offer and Consent Solicitation”) to adopt the Amendments to the indenture (the “Poly Indenture”) governing the Poly Notes, commenced by HP on June 27, 2022.
The Company has also extended the deadline for the Early Participation Premium from 5:00 p.m., New York City Time, on July 18, 2022 to the Expiration Date (as defined below).  Capitalized terms used but not defined in this press release shall have the meanings ascribed to them in the Offering Memorandum and Consent Solicitation Statement (as defined below).
As of 5:00 p.m., New York City time, on July 18, 2022 (the “Early Participation Date”), $490,506,000 in aggregate principal amount of Poly Notes had been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked). For each $1,000 principal amount of Poly Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date, eligible holders of Poly Notes will be eligible to receive $1,000 principal amount of HP Notes, plus a consent payment (the “Consent Payment”), such that the aggregate Consent Payment will be $8,000,000, to be shared by all such consenting holders (the Consent Payment together with the $1,000 principal amount of HP Notes, the “Total Consideration”).  Based on the aggregate principal amount of Poly Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date, the Consent Payment will be approximately $16.31 for each $1,000 principal amount of Poly Notes. The Total Consideration includes the Early Participation Premium, payable in principal amount of HP Notes, of $30.
HP is also hereby amending the terms of the Exchange Offer so that, for each $1,000 principal amount of Poly Notes validly tendered and not validly withdrawn after the Early Participation Date but prior to the Expiration Date, eligible holders of Poly Notes will now be eligible to receive $1,000 principal amount of HP Notes, which includes the Early Participation Premium (the “Exchange Consideration”).  To be eligible to receive the Exchange Consideration, eligible holders must validly tender (and not validly withdraw) their Poly Notes at or prior to the Expiration Date.

News Release

After the Early Participation Date, tendered Poly Notes may be withdrawn; however, the related consent is now irrevocable and a valid withdrawal of the tendered Poly Notes will not revoke the related consent and such consent will continue to be deemed delivered. An eligible holder that validly tendered Poly Notes and delivered (and did not validly revoke) a consent prior to the Early Participation Date, but withdraws such Poly Notes after the Early Participation Date but prior to the Expiration Date, will receive the Consent Payment, even if such eligible holder is no longer the beneficial owner of such Poly Notes on the Expiration Date. For the avoidance of doubt, unless the Exchange Offer is amended, in no event will any holder of Poly Notes receive more than $1,000 aggregate principal amount of HP Notes for each $1,000 aggregate principal amount of Poly Notes accepted for exchange, and any holder who validly withdrew their Poly Notes prior to the Early Participation Date must resubmit the Poly Notes by the Expiration Date in order to receive HP Notes on the Settlement Date (as defined below).
It is expected that Poly will promptly execute the supplemental indenture to the Poly Indenture implementing the Amendments. However, the Amendments will only become operative upon the settlement of the Exchange Offer, which is expected to occur promptly after the Expiration Date and no earlier than the closing date of the pending acquisition of Poly by the Company (the “Acquisition”), which is expected to be completed by the end of the calendar year 2022, subject to customary closing conditions, including regulatory approvals.
The Exchange Offer and Consent Solicitation is being made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated June 27, 2022 (as amended from time to time prior to the date hereof, the “Offering Memorandum and Consent Solicitation Statement”), and is conditioned upon the closing of the Acquisition, which condition may not be waived by HP, and certain other conditions that may be waived by HP. The Exchange Offer will expire at 11:59 p.m., New York City time, on August 1, 2022, unless extended or earlier terminated (such date and time, as may be extended, the “Expiration Date”). The Consent Solicitation expired at the Early Participation Date, and holders of Poly Notes validly tendered and not validly withdrawn after the Early Participation Date but prior to the Expiration Date will not be entitled to receive any Consent Payment. The settlement date (the “Settlement Date”) for the Exchange Offer will be promptly after the Expiration Date and is expected to occur no earlier than the closing date of the Acquisition, which is expected to be completed by the end of the calendar year 2022, subject to customary closing conditions, including regulatory approvals.
Documents relating to the Exchange Offer and Consent Solicitation will only be distributed to eligible holders of Poly Notes who complete and return an eligibility certificate confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws, and a non U.S. qualified offeree (as defined in the Offering Memorandum and Consent Solicitation Statement).  The complete terms and conditions of the Exchange Offer and Consent Solicitation are described in the Offering Memorandum and Consent Solicitation Statement, copies of which may be obtained by contacting D.F. King & Co., Inc., the exchange agent and information agent in connection with the Exchange Offer and Consent Solicitation, at (888) 605-1956 (toll-free) or (212) 269-5550 (banks and brokers), or by email at hp@dfking.com.  The eligibility certificate is available electronically at:  www.dfking.com/hp and is also available by contacting D.F. King & Co., Inc.
This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security.  No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.  The Exchange Offer and Consent Solicitation is being made solely pursuant to the Offering Memorandum and Consent Solicitation Statement and only to such persons and in such jurisdictions as are permitted under applicable law.

News Release

The HP Notes offered in the Exchange Offer have not been registered under the Securities Act of 1933, as amended, or any state securities laws.  Therefore, the HP Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.
About HP Inc.
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Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties.  If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.
All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the consummation of the Acquisition; the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; margins, expenses, effective tax rates, net earnings, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings, net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, demand, performance, market share or competitive performance relating to products or services; any statements concerning potential supply constraints, component shortages, manufacturing disruptions or logistics challenges; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims, disputes or other litigation matters; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing.  Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.

News Release

Risks, uncertainties and assumptions include factors relating to the consummation of the Acquisition and HP’s ability to meet expectations regarding the accounting and tax treatments of the Acquisition; the effects of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation, the effects of which may give rise to or amplify the risks associated with many of these factors listed here; the need to manage (and reliance on) third-party suppliers, including with respect to component shortages, and the need to manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; HP’s ability to execute on its strategic plan, including the previously announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution, reseller and customer landscape; the development and transition of new products and services and the enhancement of existing products and services to meet evolving customer needs and respond to emerging technological trends; successfully competing and maintaining the value proposition of HP’s products, including supplies; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products or our uneven sales cycle; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; the impact of macroeconomic and geopolitical trends, changes and events, including the Russian invasion of Ukraine and its regional and global ramifications and the effects of inflation; risks associated with HP’s international operations; the execution and performance of contracts by HP and its suppliers, customers, clients and partners, including logistical challenges with respect to such execution and performance; changes in estimates and assumptions HP makes in connection with the preparation of its financial statements; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions or other effects of climate change, medical epidemics or pandemics such as the COVID-19 pandemic, and other natural or manmade disasters or catastrophic events; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; and other risks that are described (i) in “Risk Factors” in the Offering Memorandum and Consent Solicitation Statement and (ii) in our filings with the SEC, including but not limited to the risks described under the caption “Risk Factors” contained in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended October 31, 2021, as well as in Item 1A of Part II of our Quarterly Reports on Form 10-Q for the fiscal quarter ended January 31, 2022 and the fiscal quarter ended April 30, 2022.  HP does not assume any obligation or intend to update these forward-looking statements.

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